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                                                                    EXHIBIT 4.1

                                   WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN GENERALLY ACCEPTABLE FORM THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS.

                                ENTREMED, INC.

                       WARRANT TO PURCHASE COMMON STOCK

Warrant No.:                                     Number of Shares:
                  ----------------------                          ---------

Date of Original Issuance: December ____, 2001

ENTREMED, INC. a Delaware corporation (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, the registered holder hereof, or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 p.m. Eastern Time on the Expiration Date (defined herein) _________________ (_____________) fully paid nonassessable shares of Common Stock (defined herein) of the Company (the "WARRANT SHARES") at a per share price equal to the Warrant Exercise Price (defined below).

         Section 1.

                  (a) Securities Purchase Agreement. This Warrant is one of the Warrants (the "WARRANTS") issued pursuant to the terms of that certain Securities Purchase Agreement dated as of December 14, 2001, among the Company and the Buyers referred to therein (the "SECURITIES PURCHASE AGREEMENT").

                  (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

                           (i)      "COMMON STOCK" means (i) the Company's
common stock, par value $.01 per share, and (ii) any capital stock into which such Common Stock shall

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have been changed or any capital stock resulting from a reclassification of such Common Stock.

                           (ii)     "COMMON STOCK EQUIVALENTS" means rights,
warrants, options or other securities or debt convertible, exercisable or exchangeable by its terms entitling any Person to acquire shares of Common Stock.

                           (iii)    "EXPIRATION DATE" means the earlier of (A)
December ___, 2006, or (B) the Automatic Mandatory Exercise Date (defined below).

                           (iv)     "PERSON" means an individual, a limited
liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (v)      "PRINCIPAL MARKET" means The Nasdaq
National Market.

                           (vi)     "SECURITIES ACT" means the Securities Act
of 1933, as amended.

                           (vii)    "WARRANT" means this Warrant and all
Warrants issued in exchange, transfer or replacement of any thereof.

                           (viii)   "WARRANT EXERCISE PRICE" shall mean $11.81
per share of Common Stock (subject to adjustment as hereinafter provided).

         Section 2. Exercise of Warrant.

                  (a) Subject to the terms and conditions hereof, including without limitation Sections 2(e) and 10, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day on or after the opening of business on the date hereof and prior to 5:00 p.m. Eastern Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "EXERCISE NOTICE"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "AGGREGATE EXERCISE PRICE") in cash or by check or wire transfer, and (iii) the surrender to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of
Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered free of any restrictive legend, except as required by Section 4(m) of the Securities Purchase Agreement, at the Company's expense to, or as directed by, such

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holder as soon as practicable, and in no event later than three (3) business days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), and deliver the same at the Company's expense to, or as directed by, such holder. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within three (3) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall promptly submit via facsimile (i) the disputed determination of the Warrant Exercise Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall use commercially reasonable efforts to cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two (2) business days following its receipt of the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error and, if, it is determined that the Company's determination or calculation was incorrect, the Company shall be liable for the costs and expenses related to such determination or calculation. In all other events, the holder shall be liable for the costs and expenses related to such determination or calculation.

                  (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) business days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

                  (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

                  (d) If in the case of any Exercise Notice such certificate or certificates are not delivered to or as directed by the applicable holder by the third (3rd) trading day after an exercise date, the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such exercise, in which event the Company shall immediately return the Warrant tendered for exercise. In addition to any other rights available to the holder, if the Company fails to

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deliver to such holder a certificate representing Common Stock by the third
(3rd) trading day after the date on which delivery of such certificate is required by this Warrant, and if after such third (3rd) trading day such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of the shares that the holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three (3) trading days after such holder's request and in such holder's discretion, either (i) pay cash to such holder in an amount equal to such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such holder a certificate or certificates representing such Common Stock and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing sale price on the date of the event giving rise to the Company's obligation to deliver such certificate.

                  (e) The Company shall not affect any exercise of any Warrant and no holder of any Warrant shall have the right to exercise any Warrant pursuant to Section 2 to the extent that after giving effect to such exercise such Person (together with such Person's affiliates) would beneficially own in excess of 4.9% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exercise of the Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercisable Warrants beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. A holder of this Warrant may waive the restrictions of this paragraph only upon not less than 61 days prior written notice to the Company (with such waiver taking effect only upon the expiration of such 61 day notice period). Notwithstanding anything to the contrary contained herein, each Exercise Notice shall constitute a representation by the holder submitting such Exercise Notice that, after giving effect to such Exercise Notice, the holder will not beneficially own (as determined in accordance with this Section 2(e)), a number of shares of Common Stock in excess of 4.9% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or more recent public press release or other public notice by the Company setting forth the number of shares of Common Stock outstanding, but after giving effect to exercise of any Warrant by such holder since the date as of which such number of outstanding shares of Common Stock was reported.

         Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

                  (a) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

                  (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

                  (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                  (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 4. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect to any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holder of this

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Warrant and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

         Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "ACCREDITED INVESTOR").

         Section 7. Ownership and Transfer.

                  (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

                  (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly

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executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(c) below.

                  (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, or (ii) such holder shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (A) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (B) neither the Company nor any other Person is under any obligation to register the Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement dated December 14, 2001 by and between the Company and the Buyers listed on the signature page thereto (the "REGISTRATION RIGHTS AGREEMENT") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

         Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

                  (a) Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

                  (b) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation,

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any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other transaction) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case:

                           (i)      the Warrant Exercise Price in effect
immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the closing sale price on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the closing sale price on the trading day immediately preceding such record date; and

                           (ii)     either (A) the number of Warrant Shares
obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause
(i), or (B) at the sole discretion of the holder hereof, in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase shares of such common stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of such common stock that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause
(i).

                  (c) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

                  (d)      Notices.

                           (i)      Immediately upon any adjustment of the
Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                           (ii)     The Company will give written notice to
the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,

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(B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                           (iii)    The Company will also give written notice
to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

         Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Common Stock Equivalents or other property pro rata to the record holders of Common Stock (the "PURCHASE RIGHTS"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") written agreement (in form and substance satisfactory to the holders of Warrants representing two thirds (2/3) of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale) or, solely at the option of the Acquiring Entity, within five trading days after the closing of such Organic Change, a cash payment equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of the closing of such Organic Change.

Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of this Warrant).

         Section 10. Mandatory Exercise. On any Notification Date (defined below), the Company may request that the holder of this Warrant exercise this Warrant in whole but not in part (the "MANDATORY EXERCISE") within twenty (20) business days after the date the Mandatory Exercise Notice (defined below) is received by the holder of this Warrant by delivering a written notice to the holder at such address as such holder shall have provided to the Company in writing pursuant to Section 12 hereof (the "MANDATORY EXERCISE NOTICE"). The Mandatory Exercise Notice shall set forth the Warrant Exercise Price then in effect and the closing sale price of a share of Common Stock on each of the twenty (20) consecutive trading days immediately preceding the date of the Mandatory Exercise Notice and shall state that this Warrant must be exercised in conformity with this Section 10 within twenty (20) business days. Within ten (10) calendar days of receipt of a Mandatory Exercise Notice, the holder shall deliver a written notice to the Company (the "PARTICIPATION NOTICE"), stating whether or not the holder agrees to participate in such Mandatory Exercise. If the holder states in its Participation Notice that it elects not to participate in the Mandatory Exercise, or if the holder fails to deliver a Participation Notice within the time period specified in this Section 10, then
(a) the holder shall forfeit such holder's rights, title and interest under this Warrant, (b) this Warrant shall be deemed terminated and (c) the holder shall deliver to the Company within two (2) business days of the date of such holder's Participation Notice this Warrant marked "cancelled." If the holder states in its Participation Notice that it elects to participate in the Mandatory Exercise, then this Warrant shall be deemed to be exercised without any further action on the part of the holder hereof pursuant to this Section 10 for all of the Warrant Shares that can be obtained pursuant to such exercise on the twentieth (20th) business day after the Mandatory Exercise Notice or such earlier date, if any, specified in the Mandatory Exercise Notice (the "AUTOMATIC MANDATORY EXERCISE DATE"), unless prior to noon Eastern Time on the Automatic Mandatory Exercise Date, the holder shall have exercised this Warrant in whole, but not in part, in the manner set forth in Section 2 hereof. Notwithstanding the foregoing, no Mandatory Exercise may occur unless: at all times from the Notification Date through the Automatic Mandatory Exercise Date: (i)the Registrable Securities (as defined in the Registration Rights Agreement) shall be listed on Nasdaq and (ii) a Registration Statement (as defined in the Registration Rights Agreement) covering all Registrable
Securities: (A) is effective, (B) does not require any amendment or supplement and (C) discloses directly or through incorporation by reference all material facts relating to the Company and the Registrable Securities. For purposes of this Section 10, "NOTIFICATION DATE" shall mean any business day prior to the Expiration Date which business day is immediately preceded by twenty (20) consecutive trading days on each of which the closing sale price for the Common Stock was greater than two hundred and fifty percent (250%) of the Warrant Exercise Price.

         Section 11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

         Section 12. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           EntreMed, Inc.
                           9640 Medical Center Drive
                           Rockville, MD  20850
                           Telephone:  (301) 217-9858
                           Facsimile:  (301) 217-9594
                           Attention:  John W. Holaday, Ph.D.

                  With copy to:

                           Arnold & Porter
                           1600 Tysons Boulevard, Suite. 900
                           McLean, VA  22102
                           Telephone:  (703) 720-7005
                           Facsimile:  (703) 720-7399
                           Attention:  Robert B. Ott, Esq.

If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause
(i), (ii) or (iii) above, respectively.

         Section 13. Waiver. Except as otherwise provided herein, this Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

         Section 14. Date. The date of this Warrant is December ___, 2001. This Warrant, in all events, shall be wholly void and of no effect after 5:00 p.m. Eastern Time on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         Section 15. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing two thirds (2/3) of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding; provided that no such action may increase the Warrant Exercise Price of the Warrants, decrease the number of shares or class of stock obtainable upon exercise of any Warrants or amend the Expiration Date without the written consent of the holder of such Warrant.

         Section 16. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY. In any suit or action to enforce the provisions of this Warrant, the prevailing party shall be entitled to be reimbursed for all reasonable legal fees and expenses incurred by such party in connection with such suit or action.

                           [Signature Page Follows]

         This Warrant has been duly executed by the Company as of the date first set forth above.

                                    ENTREMED, INC.



                                    By:
                                             ----------------------------------
                                    Name:
                                             ----------------------------------
                                    Title:
                                             ----------------------------------


                         [SIGNATURE PAGE TO WARRANT]

                             EXHIBIT A TO WARRANT

                              SUBSCRIPTION FORM

       TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                                ENTREMED, INC.

         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("WARRANT SHARES") of EntreMed, Inc., a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Payment of Warrant Exercise Price. The Holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         2. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date:  ___, 200_


Name of Registered Holder:


-----------------------------------------------------

     By:
               --------------------------------------
     Name:
               --------------------------------------
     Title:
               --------------------------------------

                             EXHIBIT B TO WARRANT

                            FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of EntreMed, Inc., a Delaware corporation, represented by Warrant Certificate No. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________, 200_



                                By:
                                         --------------------------------------
                                Name:
                                         --------------------------------------
                                Title:
                                         --------------------------------------